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                                                                     Exhibit 5.1

                             Buchanan Ingersoll, PC
                         1835 Market Street, 14th Floor
                             Philadelphia, PA 19103

                                February 6, 2004

Stonepath Group, Inc.
1600 Market Street, Suite 1515
Philadelphia, Pennsylvania 19103

Re: Stonepath Group, Inc.

Ladies and Gentlemen:

      We have acted as counsel to Stonepath Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3, registering up to $50,000,000 in securities and to which this opinion is an exhibit (as amended and supplemented, the "Registration Statement"), including the form of prospectus included therein (as supplemented, the "Prospectus"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the public offering of: (i) shares of Preferred Stock of the Company, issuable in series designated by the Board of Directors of the Company (the "Preferred Stock"), (ii) shares of Common Stock, $.001 par value, of the Company (the "Common Stock"), and (iii) warrants to purchase Preferred Stock or Common Stock (the "Warrants").

      The Preferred Stock, the Common Stock, and the Warrants are collectively referred to herein as the "Securities." The Securities may be offered in combination or separately from time to time by the Company in amounts, at prices and on terms to be determined at the time or times of offering.

      This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

      In connection with this opinion, we have examined such documents, records, certificates of public officials, statutes and decisions documents and questions of law as we have considered necessary or appropriate for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.



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Stonepath Group, Inc.
February 6, 2004
Page Two

      Based on the foregoing, and subject to the other qualifications and limitations set forth herein, we are of the following opinion:

      1. When (a) the terms of the issuance and sale of the Preferred Stock shall have been duly authorized by all necessary corporate actions of the Company, and (b) the shares of such Preferred Stock shall have been duly issued and delivered as contemplated by each of the Registration Statement, the Prospectus, and any prospectus supplement relating thereto, and paid for with the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, assuming that the Company has reserved for issuance the requisite number of shares of Preferred Stock, such Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

      2. When (a) the terms of the issuance and sale of the Common Stock shall have been duly authorized by all necessary corporate actions of the Company, and
(b) the shares of Common Stock shall have been duly issued and delivered as contemplated by each of the Registration Statement, the Prospectus, and any prospectus supplement relating thereto, and paid for with the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, assuming that the Company has reserved for issuance the requisite number of shares of Common Stock, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

      3. When (a) the terms of the issuance and sale of the Warrants shall have been duly authorized by all necessary corporate actions of the Company, and (b) the certificates representing such Warrants have been duly executed by the Company, and when executed and delivered as contemplated by each of the Registration Statement, the Prospectus, and any prospectus supplement relating thereto, and paid for with the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Warrants will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity and judicial discretion, including principles of commercial reasonableness, good faith and fair dealing (whether considered in a proceeding at law or in equity).

      In rendering the above opinions, we have assumed in all cases that the Registration Statement has been declared effective by order of the Commission and remains in effect.



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Stonepath Group, Inc.
February 6, 2004
Page Three

      This opinion letter has been prepared for your use in connection with the offer and sale of the Securities and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Act, and the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                            BUCHANAN INGERSOLL PC

                                            By: /s/ Brian S. North
                                               ------------------------------
                                               Brian S. North, a Shareholder